Exhibit 21

Subsidiaries of G-III

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
G-III Leather Fashions, Inc.	New York
AM Retail Group, Inc.	Delaware
CK Outerwear LLC	New York
G-III Apparel Canada ULC	British Columbia, Canada
G-III Hong Kong Limited	Hong Kong
Kostroma Limited	Hong Kong
Hangzhou G-III Apparel Trading Co., Ltd	China
G-III License Company, LLC	Delaware
Riviera Sun, Inc.	Delaware
G-III Brands, Ltd.	Delaware
Vilebrequin International SARL	Switzerland
G-III Foreign Holdings B.V.	Netherlands
Sonia R. Properties SA	Switzerland
TRBH International SA	Switzerland
Sonia Rykiel International B.V.	Netherlands
Sonia Rykiel Creation Paris SAS	France
Vilebrequin Saint Martin	France
T.R.B. International SA	Switzerland
Tropezina S.L.	Spain
Vilebrequin France SAS	France
TRB (Singapore) S.E. Asia PTE Ltd.	Singapore
Lobst SAS	France
TRB Belgique SPRL	Belgium
Riley SA	Switzerland
Sole SRL	Italy
La Plage Ltd.	United Kingdom
T.R.B. Hong Kong Ltd.	Hong Kong
TRB Macao Ltd.	Macao
Riley & Cie S.C.S.	Monaco
TRB Portugal, Comercio de Vestuario Unipessoal LDA	Portugal
Vilebrequin Shanghai Apparel and Accessory Co., Ltd.	China
Naiman GmbH	Switzerland
Vilebrequin Sint Maarten N.V. LLC	St. Maarten
Vilebrequin Deutschland GmbH	Germany
Donna Karan International LLC	Delaware
Gabrielle Studio, Inc.	New York
The Donna Karan Company Store LLC	New York
Donna Karan Studio LLC	New York
G-III Europe B.V.	Netherlands
Donna Karan Company Store Ireland Limited	Ireland
Donna Karan Company Stores UK Holding Ltd.	United Kingdom
The Donna Karan Company Store (UK) Limited	United Kingdom
Donna Karan Company Stores UK Retail Ltd.	United Kingdom
Donna Karan Management Company UK Ltd.	United Kingdom
Donna Karan Company Store (Germany) GmbH	Germany
G-III Apparel Spain, S.L.	Spain
DKNY Stores (Portugal), Unipessoal Lda	Portugal
G-III UK Wholesale Limited	United Kingdom
Donna Karan Company Store Belgium B.V.	Belgium
Vilebrequin Mexico SA de C.V.	Mexico
G-III Asia Limited	Hong Kong
G-III IP Holdings Inc.	Delaware

G-III Investments Inc.	Delaware
G.H. BASS IPCo LLC	Delaware
Andrew Marc IPCo LLC	Delaware
Starlo IPCo LLC	Delaware
G-III IPCo LLC	Delaware
G-III BVG Holdings, LLC	Delaware
Donna Karan Company Store (Spain), S.L.U.	Spain
Vilebrequin Hospitality SA	Switzerland
Sarl L’Ecume	France
Sarl Ondine	France
Karl Lagerfeld Holding BV	Netherlands
Karl Lagerfeld Group BV	Netherlands
KL North America BV	Netherlands
Karl Lagerfeld International BV	Netherlands
Karl Lagerfeld Hospitality BV	Netherlands
Karl Lagerfeld BV	Netherlands
Karl Lagerfeld SNC	France
Karl Lagerfeld Europe BV	Netherlands
Karl Lagerfeld Retail BV	Netherlands
Karl Lagerfeld Portugal LDA	Portugal
Karl Lagerfeld Poland SP Z.O.O.	Poland
Karl Lagerfeld Ireland Limited	Ireland
Karl Lagerfeld Italy II Srl (I)	Italy
Karl Lagerfeld Germany GmbH	Germany
Karl Lagerfeld Austria GmbH	Austria
Karl Lagerfeld UK Limited	United Kingdom
Karl Lagerfeld France Sarl	France
Karl Lagerfeld Spain S.L.	Spain
Karl Lagerfeld Switzerland GmbH	Switzerland